                                    AGREEMENT

BETWEEN

Narrowstep Inc, whose primary place of business is 91 New Cavendish St, London W1W 6XE ("Narrowstep")

AND

Mobestar Ltd, whose primary place of business is 91 New Cavendish St, London W1W 6XE ("Customer")

DATED:  9th February 2004

This Agreement sets out the terms and conditions under which Narrowstep will provide and the Customer will receive the Products and Services (as defined below), details of which are set out in the Order Form of even date which has been signed by the Customer and accepted by Narrowstep.

A.      DEFINITIONS

In this Agreement the following words and expressions shall have the following meanings :

"Commencement Date" means the date on which Narrowstep will commence providing the Products and Services to the Customer being the date Narrowstep generates an e-mail to the Customer which includes the information required to allow the Customer to send and receive information to and from its servers;

"Content" means electronically recorded audio and visual material such as may be protected by relevant intellectual property legislation;

"Encoding" means the digitising of video and audio content into a form that can be delivered and viewed across IP networks;

"Fees" means all fees payable by the Customer to Narrowstep for the Products, Licences, Services and Supplemental Services;

"Initial Term" means the minimum term for which Narrowstep will provide the Services;

"Licence" means the granting of permission for use of the Products by the Customer for an agreed Fee;

"Licence Terms" shall mean such terms and restrictions that are placed on the use of the Products;

"Narrowstep Technology" or "Technology" means Narrowstep's proprietary technology including Narrowstep Services software tools, hardware, designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), network designs, know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Narrowstep or licensed to Narrowstep from a third party) and also including any derivatives, improvements, enhancements or extensions of Narrowstep Technology conceived, reduced to practice or developed during the term of this Agreement by either party;

"Narrowstep Products" or "Products" means software and hardware based on Narrowstep Technology. These shall include 'TV Station in a Box',
'Channelserver', 'Mediaserver', 'Adserver', 'Mobileserver', 'Storeserver' and 'Chatserver' as well as the Narrowstep Player and other such items as may be, or have been, listed on Narrowstep's web site;

"Order Form" or shall mean the order form which has been signed by the Customer specifying therein inter alia the Services and Supplemental Services to be provided by Narrowstep which order form is to be read in conjunction with the terms herein;

"Professional Services" means any professional, consulting or support services provided by Narrowstep to the Customer including but without limitation those services detailed on Narrowstep's web site at http://www.narrowstep.com;

"Renewal Term" means any term following the Initial Term;

"Rules and Regulations" means the rules and regulations of Narrowstep relating to the Customer's use of the Services and Supplemental Services which are set out in Narrowstep's acceptable use policy and which can be found at www.narrowstep.com/about/legal;

"Services" means the specific services provided by Narrowstep to the Customer as set out in the Order Form;

"Streams" shall mean video and audio clips encoded for delivery over IP networks;

"Supplemental Fees" means all fees payable by the Customer to Narrowstep in respect of Licence extensions and additional Professional Services as may be required by the Customer, or recommended by Narrowstep and accepted by the Customer and such Fees shall be in accordance with Narrowstep's then current prices and pricing policy;

"Supplemental Services" means the provision of Licence extensions and additional Professional Services not specified at the commencement of this Agreement;

"Third Party Vendors" means organisation from which Narrowstep has licenced or sub-licenced such rights and technologies as might be required for the operation of its Products and Services.

2.      ACCEPTANCE AND DELIVERY

2.1 This Agreement shall be entered into by the parties once the Customer has completed and signed the Order Form together with a copy of this Agreement and returns the same to Narrowstep and both the Order Form and the Agreement is countersigned and accepted by an authorised representative of Narrowstep contingent only upon credit approval of the Customer being obtained by Narrowstep;

2.2 Communication of this acceptance will be given to the Customer by Narrowstep generating an e-mail to the Customer which includes the information required to allow the Customer to send and receive information to and from its servers.

3.      FEES

3.1 The Customer hereby authorises Narrowstep to perform the Services and deliver Licences for the Products throughout both the Initial Term and any Renewal Term and agrees to take and pay the Fees for the same;

3.2 The Customer hereby agrees to pay the Supplemental Fees for the Supplemental Services throughout both the Initial Term and any Renewal Term.


4.      TERM

4.1     The Initial Term of this Agreement will commence on the Commencement
        Date;

4.2 Upon the expiration of the Initial Term the terms and conditions of this Agreement shall be automatically extended until either party gives to the other not less than 90 days notice of termination in writing or Narrowstep otherwise terminates the agreement in accordance with the terms herein;

4.3 Termination by the Customer of any particular service will not affect the Customer's obligation to pay Fees for the remaining Services.


5.      PAYMENT TERMS

5.1 On the Commencement Date Narrowstep shall issue to the Customer an invoice in respect of the Fees as specified in the Order Form.

5.2 Narrowstep shall issue to the Customer an invoice in respect of all Supplemental Fees either forthwith upon the Supplemental Services being provided or at the end of the month in which the Supplemental Services are provided.

5.3 All payments will be made by the Customer to Narrowstep in (pound)stg, $dollars or Euros at the (pound)stg exchange rate prevailing at the date of the invoice

5.4 Narrowstep reserves the right to vary the fees set out in the Order Form and/or amend its payment terms or billing practices as set out herein by giving the Customer not less than 30 days prior written notice to expire on the last day of the month following the giving of such notice

5.5 Payment of all invoices issued by Narrowstep to the Customer shall become due forthwith upon receipt of the same by the Customer. If a sum due to Narrowstep remains unpaid for a period of 28 days after the invoice date Narrowstep shall be entitled to charge interest on such sum at the rate of 3% per annum above Bank of England base lending rate from the date of the invoice until the date of actual payment and to withhold any or all of the Services or Supplemental Services until such time as payment of the said sum and any interest thereon and any sums clue under clause 5.7 below is received by Narrowstep

5.7 The Customer hereby agrees to indemnify Narrowstep in respect of all costs charges expenses and professional fees incurred by Narrowstep in exercising any of its rights under this Agreement in respect of any default or other breach by the Customer


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

5.8 Where applicable Narrowstep will charge to the Customer such taxes as may be applicable at the prevailing rate and all other relevant purchase tax on the Fees and Supplemental Fees.


6.      OWNERSHIP OF INTELLECTUAL PROPERTY AND GRANT OF LICENCE

6.1 Narrowstep hereby grants a single Licence for the use of its Products as specified in the Order Form;

6.2 The Customer undertakes to indemnify Narrowstep against any claims relating to infringements relating to the Licence. This includes, but is not limited to, material protected by copyright, trademark, trade secret, or other intellectual property rights;

6.3 The parties hereby agree that this Agreement shall not transfer from Narrowstep to the Customer any Narrowstep Technology and all rights title and interest in and to Narrowstep Technology will remain solely with Narrowstep. The Customer agrees that it will not directly or indirectly reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from Narrowstep and/or its Third Party Vendors (as herein defined);

6.4 Narrowstep hereby grants to the Customer for the Initial Term as defined in the Order Form, and for however long this Agreement shall continue thereafter, to edit modify, adapt, translate, exhibit, publish, transmit, participate in the transfer of, reproduce, create, derivative works from, distribute, perform, display and otherwise use the Products for the purposes of rendering and operating the Services and Supplemental Services to the Customer under this Agreement.


7.      WARRANTIES

7.1 Narrowstep shall at al times provide the Products and Services with due diligence and professional standards to the best of its endeavours.

7.2 In the event that Narrowstep fails to provide the Service in accordance with the terms of clause 7.1, Narrowstep will credit the Customer that part of the Fees. This credit shall not be applicable to any part of the Fees relating to Encoding and Professional Services, nor shall it be applicable in the event that the failure to provide a server is as a result of factors outside Narrowstep's reasonable control any actions or failures of the Customer or any third party or as a result of the Customer's equipment applications or facilities;

7.3 Each of the warranties referred to in clauses 7.1 and 7.2 above shall be null and void if the Customer fails to follow Narrowstep's Rules and Regulations and other policies or otherwise breaches the Agreement in any way.


8.      DISCLAIMER

8.1 The Parties hereby agree that Narrowstep does not monitor or exercise control over the content of the information transmitted over its facilities. Use of the Services or any information that may be obtained from the Services is specifically at the Customer's own risk. Except as provided for in clauses 7.1 and 7.2, and save as provided for by statute, Narrowstep does not give to the Customer any other express and/or implied warranties including, but not limited to, warranties relating to satisfactory quality fitness for a particular purpose or infringement of title warranties arising from a course of dealing usage or trade practice, or that the Services will be uninterrupted error free or completely secure.

8.2 The Parties hereby further agree that Narrowstep does not and cannot control the flow of information to or from Narrowstep's own network and other portions of the Internet. Such flow depends on the performance of Internet services provided or controlled by third parties outside the control of Narrowstep whose actions or failures may impair or disrupt the Customer's connections to the Internet or parts thereof.

8.3 The Customer agrees that the disclaimers in clauses 8.1 and 8.2 are fair and reasonable and accepts to be bound by the same.


9.      CUSTOMER'S OBLIGATIONS

9.1 The Customer represents and warrants to Narrowstep that where applicable he or she is at least 18 years of age and has the necessary authority to enter into this Agreement and carry out the various obligations and use of the Products and Services required by the Customer hereunder;

9.2 The Customer further warrants that it will not violate any applicable laws regulations or cause a breach of any agreements between Narrowstep and any third parties or unreasonably interfere with other Narrowstep customers' use of Narrowstep services. The Customer agrees that it will use the Products and Services only for lawful purposes and in accordance with the terms of this Agreement.

9.3 The Customer agrees that at all times it will comply with the Acceptable Use Policy which shall be published by Narrowstep from time to time. Narrowstep may change its Acceptable Use Policy upon giving 15 days' notice of such change to the Customer by posting any amendments and alterations to the existing Acceptable Use Policy at the Narrowstep Site WWW.NARROWSTEP.COM.

        The Customer may request a current copy of the Acceptable Use Policy by sending or faxing such a request to Narrowstep. Prior to entering into this Agreement the Customer acknowledges that it has read understands and agrees to be bound by the current version of the Acceptable Use Policy. The Customer acknowledges that the Acceptable Use Policy contain certain restrictions on its and its users' online conduct (including prohibitions against unsolicited commercial e-mail). The Customer further acknowledges that Narrowstep exercises no control over the content of the information passing through the Customer's Site(s) and that it is the sole responsibility of the Customer to ensure that the information that it and its users transmit and receive complies with all applicable laws and regulations and the Acceptable Use Policy.

10.     LIMITATION OF LIABILITY

10.1 Narrowstep shall have no responsibility for and shall accept no liability in respect of the selection, use and suitability of the Services by the Customer which shall be at the Customer's sole discretion;

10.2 Narrowstep shall not be liable for any loss of data resulting from delays corruption of data non-deliveries, mis-deliveries, or service interruptions. Neither Narrowstep nor its Network Services Supplier shall be liable for any unauthorised access to Narrowstep's or the Customer's transmission facilities or premise equipment or for any unauthorised access to or alteration theft or destruction of a Customer's data files programmes, procedures or information through accident, fraudulent means or devices or any other method, provided that such damage does not occur as a result of Narrowstep's or its Network Service Suppliers' default or negligence;

10.3 In no circumstances shall Narrowstep be liable in contract tort (including negligence or breach of statutory duty) or otherwise howsoever caused for::

        10.3.1  any increased costs or expenses;

        10.3.2 any loss of profit business contracts revenues or anticipated savings or ;

        10.3.3 any special indirect or consequential damage of any nature whatsoever arising directly or indirectly out of the provision by Narrowstep of the Services or Professional Services or of any error or defect therein or of the performance, non-performance, or delayed performance by Narrowstep of this Agreement.


11.     THIRD PARTIES

11.1 Narrowstep may provide to the Customer access to other third party software and/or services ("Third Party Products") through re-seller relationships that Narrowstep has established with such parties, including without limitation, Microsoft Corporation, Real Networks, Clipstream and Apple Inc ("Third Party Vendors"). Unless otherwise notified, the Customer understands that product support for Third Party Products is provided by the Third Party Vendor and not by Narrowstep unless otherwise specified;

11.2 Narrowstep makes no representations and gives no warranties express or implied regarding any Third Party Products. The Customer expressly acknowledges and agrees that the use of Third Party Products is at the Customer's sole risk and the terms of Narrowstep's disclaimer as set out in clauses 8.1 and 8.2 above shall specifically apply to all Third Party Products and Third Party Vendors;

11.3 The Customer shall be fully liable to Third Party Vendors and Narrowstep with regard to any improper use of Third Party Products by the Customer or violation of licence agreements and or end user subscriber agreements entered into between the Customer and any Third Party Vendor.


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

12.     CUSTOMER'S INDEMNITY

12.1 The Customer agrees to indemnify and hold harmless Narrowstep and all individuals or entities controlling controlled by or under common control with Narrowstep and their respective officers, directors, professional advisers, agents and employees against any losses costs expenses claims damages liabilities penalties actions proceedings or judgments which they may become subject to relating to or arising from:

        12.1.1 the infringement or misappropriation or alleged infringement or misappropriation of any copyright trade secret patent trademark or other proprietory right related to any hardware or software utilised by the Customer or otherwise in connection with any of the Products, Services or Supplemental Services;

        12.1.2 any breach or violation of or failure to comply with this Agreement or the Rules and Regulations or any other policies of Narrowstep of which the Customer has been given notice;

        12.1.3  any violation of any applicable law rule or regulation;

        12.1.4 any third party claims related to any content provided by the Customer or customers or clients of the Customer.


13.     TERMINATION

13.1 At the end of the Initial Term either party to this Agreement may terminate the agreement without cause by giving to the other not less than 90 days' notice in writing to expire at the end of that period whereupon all Fees and Supplemental Fees due by the Customer up to and including the date of termination will become due and payable forthwith by the Customer to Narrowstep;

13.2 Either party may by notice in writing immediately terminate this Agreement if the other shall have deemed to:

        13.2.1 have breach this Agreement, and in the case of a breach capable of being remedied, shall not have remedied the same within 7 days of receipt of a notice from the other party identifying such breach and requiring its remedy

        13.2.2 be unable to pay its debts or enters into compulsory or voluntary liquidation or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrator appointed, or ceases for any reason to carry on business or takes or suffers any similar action which may render the party unable to pay its debts.

13.3 Termination of this Agreement for whatever reason shall be without prejudice to any rights or obligations which have accrued prior to termination.

13.4 In the event that this Agreement is terminated by Narrowstep pursuant to clause 13.2 above then Narrowstep shall have no obligation to provide the further Services or Supplemental Services to the Customer.


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

14.     FORCE MAJEURE

14.1 Narrowstep shall not be deemed to be in default of any provision of this Agreement or be liable for any delay failure of performance or interruption of the provision of the Services or Supplemental Services to the Customer resulting directly or indirectly from any weather conditions, natural disasters or other acts of God, action of any government or military authority, failure caused by hacking or a telecommunications provider or other Internet provider, or other force or occurrence beyond Narrowstep's reasonable control, including without limitation mechanical electronic communications or third party supplier failure.


15.     RELATIONSHIP OF PARTIES

15.1 None of the provisions of this Agreement shall be deemed to constitute a partnership between the parties and neither party shall be responsible for any act or omission of the other or have the right or authority to bind the other in any way.

15.2 Nothing in this Agreement shall confer any rights on any person pursuant to the Contracts (Rights of Third Parties) Act 1999.


16.     GOVERNING LAW

16.1 This Agreement shall be governed by and construed in accordance with English law.

16.2 Each of the parties to this Agreement irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the Courts of England.


17.     DISPUTE RESOLUTION

17.1 The Parties will attempt in good faith to resolve any dispute or claim arising out of or relating to this Agreement promptly through negotiations between their representatives.

17.2 If the matter is not resolved through negotiation the parties will attempt in good faith to resolve the dispute or claim through an Alternative Dispute Resolution ("ADR") procedure.

17.3 The performance of obligations under the Agreement shall not cease or be delayed by the application of an ADR procedure pursuant to clause 17.2 above.

17.4 If the matter has not been resolved by an ADR procedure within 2 months of the initiation of such procedure or if either Party will not participate in an ADR procedure the dispute shall be referred to the Courts of England in accordance with clause 16.2 above.


21.     WAIVER

21.1 The failure of either party to exercise any right or remedy shall not constitute a waiver of that right or remedy.

21.2 No waiver shall be effective unless it is communicated to the other party in writing.


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21.3    A waiver of any right or remedy arising from a breach of contract shall not constitute a waiver of any right or remedy arising from any other breach of the Agreement.


22.     NON-SOLICITATION

22.1 The Customer agrees that throughout the duration of this Agreement and for a period of 1 calendar year after its termination it will not and will further assure that its affiliates do not directly or indirectly solicit or attempt to solicit for employment any persons employed by Narrowstep or contracted by Narrowstep to provide Services or Supplemental Services to the Customer.

Signed on behalf of Mobestar:

Name: /s/ Peter Richards

Position:   CEO

Date:  18th February 2004



Signed on behalf of Narrowstep:

Name:  /s/ Iolo Jones

Position:  CEO

Date:  25th February 2004


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

NARROWSTEP ORDER FORM

91 New Cavendish Street
London
W1W 6XE
Tel +44(0)207 208 7243

Order Confirmation
------------------

------------------------------------------------------------ ---------------------------------------------------------
Client                                                       Mobestar
------------------------------------------------------------ ---------------------------------------------------------
Phone                                                        07799 894 073
------------------------------------------------------------ ---------------------------------------------------------
Name                                                         Peter Richards
------------------------------------------------------------ ---------------------------------------------------------
Address                                                      91 New Cavendish St, London W1W 6XE
------------------------------------------------------------ ---------------------------------------------------------


------------------------------------------------------------ ---------------------------------------------------------
Initial Term                                                 36 months
------------------------------------------------------------ ---------------------------------------------------------
Client Purchase Order or Reference
------------------------------------------------------------ ---------------------------------------------------------
Our reference                                                MOB020401
------------------------------------------------------------ ---------------------------------------------------------
Required completion                                          31st March 2004
------------------------------------------------------------ ---------------------------------------------------------


--------------------------------------------------------------------------- ---------------- -------- ----------------
FEES                                                                           UNIT VALUE      QTY       NET VALUE
--------------------------------------------------------------------------- ---------------- -------- ----------------
Development of Mobestar platform as described in attached specification
PAYABLE
30% upon appointment
30% upon delivery of Functional Specification
40% upon product/service delivery                                                  100,000        1         $100,000
--------------------------------------------------------------------------- ---------------- -------- ----------------

--------------------------------------------------------------------------- ---------------- -------- ----------------

--------------------------------------------------------------------------- ---------------- -------- ----------------
LICENCES
--------------------------------------------------------------------------- ---------------- -------- ----------------
Global, exclusive for mobile gaming, included development cost
--------------------------------------------------------------------------- ---------------- -------- ----------------

--------------------------------------------------------------------------- ---------------- -------- ----------------

--------------------------------------------------------------------------- ---------------- -------- ----------------

--------------------------------------------------------------------------- ---------------- -------- ----------------

--------------------------------------------------------------------------- ---------------- -------- ----------------


-------------------------------------------------------------------------- --------------------------
ORDER NET TOTAL                                                                         $100,000.00
-------------------------------------------------------------------------- --------------------------
VAT @17.5%                                                                               $17,500.00
-------------------------------------------------------------------------- --------------------------
ORDER TOTAL                                                                             $117,500.00
-------------------------------------------------------------------------- --------------------------


SIGNED BY CUSTOMER: /s/ Peter Richards                              DATE:    18/02/04
                   -------------------                                     --------------------------

SIGNED BY NARROWSTEP: /s/ Iolo Jones                                DATE:    25/02/04
                     -----------------                                     --------------------------
Co Reg No 04412126                                                  Co Reg Address 1 Marylebone High St, London, W1U
4NB

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